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                                                                    Exhibit 99.4

                                 AMPLICON CORP.

                               STOCK OPTION PLAN

I.   PURPOSES AND SCOPE OF PLAN:

     Amplicon, Corp. (the "Company") desires to afford certain directors, key employees and consultants of the Company who are in a position to affect materially the profitability and growth of the Company an opportunity to acquire a proprietary interest in the Company, and thus to create in such persons interest in and a greater concern for the welfare of the Company. These objectives will be promoted through the granting to such persons pursuant to this Stock Option Plan (the "Plan") (i) incentive stock options ("Incentive Options") which are intended to qualify under Section 422 of the Internal Revenue code of 1966, as amended(the "Code") and (ii) options which are and intended to so qualify ("NQSOs").

     The awards offered pursuant to this Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for services.

     The Company, by means of the Plan, seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions.

II.  Amount of Stock Subject to the Plan

     The total number of shares of common stock of the Company reserved and available for distribution pursuant to the exercise of options granted hereunder shall not exceed, in the aggregate, 200,000 shares, $0.001 par value per share, of the Company (the "Shares"), subject to adjustment described below.

     Shares which may be acquired under the Plan may be either authorized but unissued shares or Shares of issued stock held in the Company's treasury, or both, at the discretion of the Company. Whenever any outstanding option or portion thereof expires, is cancelled, is forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire option, the Shares allocable to the expired, canceled, forfeited or otherwise terminated portion of the option may again be the subject of options granted hereunder.

     In the event of any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, corporate separation or division (including, but not limited to, split-up, spin-off or distribution to Company shareholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets, rights offering, merger, consolidation, reorganization or partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing, the aggregate number of Shares reserved for issuance under the Plan, the number and option price of Shares subject to outstanding options and any other characteristics or terms of the options and awards as the Committee (as hereinafter defined) shall deem necessary or appropriate to reflect equitably the effects of such changes to the holders of options, shall be appropriately substituted for new shares or adjusted, as determined by the Committee in its discretion. Notwithstanding

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the foregoing, (1) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(s) of the Code, and (2) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an incentive stock option for purposes of Section 422 of the code without the consent of the grantee.

III. ADMINISTRATION

     The Compensation Committee (the "Committee"), or the Board of Directors of the Company (the "Board of Directors") if there is no Committee, will have sole and exclusive authority to administer the Plan. The Committee, if any, shall consist of no fewer than two (2) members of the Board of Directors. A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the committee shall be the act of the Committee. Any member of the Committee may be removed at any time, either with or without cause, by resolution adopted by a majority of the Board of Directors, and any vacancy on the Committee may at any time be filled by resolution adopted by a majority of the Board of Directors.

     Any or all powers and functions of the Committee may at any time and from time to time be exercised by the Board of Directors.

     Subject to the express provisions of the Plan, the Board of Directors or the Committee, as the case may be, shall have authority, in its discretion, to
(i) select the persons to whom options shall be granted; (ii) determine the number and type of options to be granted; (iii) determine the terms and conditions, not inconsistent with the terms hereof, of any options granted; (iv) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; (v) interpret the terms and provisions of the Plan and any option granted and any agreements relating thereto; and (vi) otherwise supervise the administration of the Plan.

     The determination of the Board of Directors or the committee, as the case may be, on matters referred to in this Article III shall be conclusive.

     The Board of Directors or the Committee, as the case may be, may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Board of Directors or the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.
No member or former member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

     The Company shall indemnify each member of the Board of Director or the Committee, as the case may be, for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of, or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder.

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IV.  STOCK OPTIONS

     1. General. Any options granted under the Plan shall be in such form as the Committee may from time to time approve and the provisions of the option grants need not be the same with respect to each optionee. Options granted under the Plan may be either Incentive Options or NQSOs. The Committee may grant to any optionee Incentive Options, NQSOs or both types of options.

     Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of the Plan, as the Committee deems appropriate. Each option grant shall be evidenced by an agreement executed on behalf of the Company by an officer designated by the Committee and accepted by the optionee. Such agreement shall describe the options and state that such options are subject to all the terms and provisions of the Plan and shall contain such other terms and provisions, consistent with the Plan, as the Committee may approve.

     2. Exercise Price and Payment. The price per Share under any option granted hereunder shall be such amount as the Board of Directors or the Committee, as the case may be, shall determine, provided, however, that such price shall not be less than one hundred percent (100%) of the fair market value of the Shares subject to such option, as determined below, at the date the option is granted (110% in the case of an Incentive Option granted to any person who, at the time the option is granted, owns ten percent (10%) of the stock of the Company (a "10% Shareholder").

     If the Shares are listed on a national securities exchange in the United States on the date nay option is granted, the fair market value per Share shall be deemed to be the highest sales price at which such Shares are sold on such national securities exchange in the United States on the date upon which the option is granted, but if the Shares are not traded on such date, or such national securities exchange is not open for business on such date, the fair market value per Share shall be the closing price per share determined as of the closer preceding date on which such exchange shall have been open for business and the Shares were traded. If the Shares are listed on more than one national securities exchange in the United States on the date any such option is granted, the Board of Directors or the Committee, as the case may be, shall determine which national securities exchange shall be used for the purpose of determining the fair market value per Share. If the Shares are not listed on a national securities exchange but ate reported on the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq"), the fair market value per share shall be deemed to be the average of the high bid and low asked prices on the date upon which the option is granted as reported by Nasdaq.

     If the Shares are not listed on a national securities exchange in the United States or reported on Nasdaq, the fair market value of a Share shall be conclusive.

     3. Term of options and limitations on the right of exercise. The term of each option will be for such period as the Board of Directors or the Committee, as the case may be, shall determine, provided that, except as otherwise provided herein, in no event may any option granted hereunder be exercisable more than ten (10) years from the date of grant of such option (five years in the case of an Incentive Option granted to a 10% Shareholder). Each option shall

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become exercisable in such installment and at such times as may be designated by the Board of Directors or the Committee, as the case may be, and set forth in the agreement related to the grant of options. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires.

     The Board of Directors or the Committee, as the case may be, shall have the right to limit, restrict or prohibit, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any option granted hereunder.

     To the extent that an option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

     4. Exercise of options. Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased, accompanied by payment therefor made to the Company for the full purchase price of such Shares. The date of actual receipt by the Company of such notice shall be deemed the date of exercise of the option with respect to the Shares being purchased.

     Upon the exercise of an option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares in cash; provided, however, that in lieu of cash, the holder of an option may, to the extent permitted by applicable law and the terms of the options so provide, exercise an option in whole or in part, by delivering to the Company unrestricted Shares (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such holder having a fair market value equal to the cash exercise price applicable to that portion of the option being exercised. The fair market value of the Shares to delivered shall be determined as of the date immediately preceding the date on which the option is exercised, or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations. For purposes of this paragraph the provisions of Paragraph 2 hereof relating to the fair market value of Shares shall apply in all respects.

     Notwithstanding the foregoing, the Company, is its sole discretion, any establish cashless exercise procedures whereby an option holder, subject to the requirements of Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an option or a portion thereof without making a direct payment of the option price to the Company. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any option holder wishing to utilize the cashless exercise program.

     5. Nontransferability of options. An option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any option granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder.

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     The option of any person to acquire Shares and all his rights thereunder shall terminate immediately if the holder: (a) attempts to or does sell, assign, transfer, pledge, hypothecate or otherwise dispose of the option or any rights thereunder to any other person except as permitted above; or (b) becomes insolvent or bankrupt or becomes involved in any manner to the option or any rights thereunder becomes subject to being taken from him to satisfy his debts or liabilities.

     6. Termination of employment. Upon termination of employment (which, for purposes of this Section 6, shall include the termination of the consultant relationship with any consultant or the failure of a director for any reason whatsoever to continue to serve as a member of the Board of Directors) of any option holder, any option previously granted to such option holder, unless otherwise specified by the Board of Director or the committee, as the case may be, shall, to the extent not theretofore exercised, terminate and become null and void, provided that:

         (a) If the option holder shall die while in the employ of the Company or during the three (3) month period set forth in subsection (b) below, and at a time when such employee was entitled to exercise an option as herein provided, his estate or the legatees or distributees of his estate or of the option, as the case may be, of such option holder, may, within one (1) year following the date of death, but not beyond that time and in no event later than the expiration date of the option, exercise such option, to the extent not theretofore exercised, in respect of any or all of such number of Shares which the option holder was entitled to purchase; and

         (b) If the employment of any option holder to whom such option shall have been granted shall terminate by reason of the optionholder's retirement on or after he reaches the age of 60 years in such manner as would entitle him to receive full Social Security benefits if he where then 65 years of age, or disability (as described in Section 22(e)(3) of the Code), and while such employee is entitled to exercise such option as herein provided, such option holder shall have the right to purchase under the option the number of Shares, if any, which he was entitled to purchase at the time of such termination, at any time up to and including three (3) months after the date of such termination of employment, but not beyond that time in no event shall an option be exercised later than the expiration date of the option.

     In no event shall any person be entitled to exercise any option after the expiration of the period of exercisability of such option as specified therein.

     Except as otherwise determined by the Board of Directors or the Committee, as the case may be, and other than as set forth above, if an option holder voluntarily terminates his or her employment, or is discharged, any option granted hereunder shall be canceled and the option holder shall have o further rights to exercise any such option and all of the option holder's rights thereunder shall terminate as of the effective date of such termination of employment.

     If an option granted hereunder shall be exercised by the legal representative of a deceased option holder or former option holder or by a person who acquired an option granted hereunder by bequest or inheritance or by reason of the death of any option holder or former option holder, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such option.

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     For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an "employee" of such corporation for purpose of Section 422(a) of the Code.

    7. Maximum allotment of incentive options. If the aggregate fair market value of Shares with respect to which Incentive Options are exercisable for the first time by an employee during any calendar year (under all stock option plans of the Company) exceeds $100,000, any options which otherwise qualify as Incentive Options, to the extent of the excess, will be treated as NQSOs.

V.   PURCHASE FOR INVESTMENT

     Except as hereafter provided, the Company may require the recipient of Shares pursuant to an option or award granted hereunder, upon receipt thereof, to execute and deliver to the Company a written statement, in form and substance satisfactory to the Company, in which such holder (a) represents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder's own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent offer for sale or sale or distribution of any such Shares shall be made only pursuant to either (i) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Act"), which Registration Statement has become effective and is current with regard to the Shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Act, but in claiming such exemption the holder shall, prior to any offer for sale or sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto and (b) becomes a party to that certain Amended and Restated Stockholders Agreement, dated as of July 11, 1995, by and among the Company and its shareholders (the "Shareholders Agreement") and agrees that the Shares shall be subject to all of the provisions and restrictions set forth therein. The foregoing restriction shall not apply to (i) issuances by the Company so long as the Shares being issued are registered under the Act and a prospectus in respect thereof in current or (ii) reofferings of Shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Act) if the Shares being reoffered are registered under the Act and a prospectus in respect thereof is current.

VI.  ISSUANCE OF CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES.

     The Company may endorse such legend or legends upon the certificates for Shares issued pursuant to a grant hereunder and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as, in its discretion, it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Act (ii) reference the provisions and restrictions set forth in the Shareholder Agreement to which the Shares are subject, (iii) implement the provisions of the Plan and any agreement between the Company and the optionee or grantee with respect to such Shares, or (iv) permit the company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.

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     The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares upon exercise of an option or issuance of Performance Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a Registration Statement under the Act, which fees and expenses shall be borne by the recipient of the Shares unless such Registration Statement as been filed by the Company for its own corporate purposes (and the Company so states) in which event the recipient of the Shares shall bear only such fees and expenses as are attributable solely to the inclusion of the shares he or she receives in the Registration Statement, provided that the Company shall have no obligation to include any Shares in any Registration Statement.

     All Shares issued as provided herein shall be fully paid and non-assessable to the extent permitted by law.

VII.   WITHHOLDING TAXES.

       The Company may require an employee exercising an NQSO or disposition of Shares acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code) to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of issuance or disposition of Shares. In lieu thereof, the Company shall have the right to withheld the amount of such taxes from any other sums due or to become due from the Company to the employee upon such terms and conditions as the Board of Directors or the Committee, as the case may be, shall prescribe.

     If an optionee makes a disposition, within the meaning of Section 424(c) of the code and regulations promulgated thereunder, of any Share or Shares issued to such optionee pursuant to the exercise of an Incentive Option within the two-year period commencing on the day after the date of the grant or within the one year period commencing on the day after the date of transfer of such Share or Shares to the optionee pursuant to such exercise, this optionee shall, within ten (10 days of such disposition, notify the Company thereof, by delivery of written notice to the Company and its principal executive office.

VIII.  LISTING OF SHARES AND RELATED MATTERS.

       If at any time the Board of Directors or the Committee, as the case may be, shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law or the comment or approval of any governmental regulatory body, is necessary or desirable as a condition of, or its connection with, the sale or purchase of Shares under the Plan, so Shares shall be issued unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors or the Committee, as the case may be.

IX.  AMENDMENT OF THE PLAN.

     The Board of Directors or the Committee, as the case may be, may, from time to time, amend the Plan, provided that no amendment shall be made, without the approval of the

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stockholders of the Company that will (i) increase the number of Shares which may be reserved for issuance pursuant to the exercise of options granted under the Plan or (ii) extend the maximum period of the Plan. The rights and obligations under any option or award granted before amendment of the Plan or any unexercised portion of such option shall not be adversely affected by amendment of the Plan or the option without the consent of the holder of the option.

X.     TERMINATION OR SUSPENSION OF THE PLAN.

       The Board of Directors or the Committee, as the case may be, may at any time suspend or terminate the Plan. The Plan, unless sooner terminated by action of the Board of Directors or the Committee, as the case may be, shall terminate at the close of business on September 1, 2000. An option or award may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any option or award granted while the plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the option or award was granted. The power of the Board of Directors or the Committee, as the case may be, to construe and administer any options and awards granted prior to the termination or suspension of the Plan under Article III nevertheless shall continue after such termination or during such suspension.

XI.    GOVERNING LAW.

       The Plan, such options and awards as may be granted thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

XII.   PARTIAL INVALIDITY.

       The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

XIII.  EFFECTIVE DATE.

       The Plan shall become effective upon the adoption by the Board of Directors.

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